UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

MELLANOX TECHNOLOGIES, LTD.

(Exact name of registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation)

001-33299 (Commission File Number)	98-0233400 (IRS Employer Identification Number)

Beit Mellanox

Yokneam, Israel 20692

(Address of principal executive offices, including Zip Code)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Definitive Agreement.

On May 3, 2016, Mellanox Technologies, Ltd. (the “Company”) entered into an addendum (“Addendum”) to a lease agreement dated March 1, 2011 (together with the Addendum, the “Lease Agreement”) with Shaar Yokneam Limited Registered Partnership (the “Landlord”) for the lease of approximately 16,300 square meters of office space, three underground parking floors (approximately 250 parking spaces) and a service building (approximately 1,737 square meters) located in the Shaar Yokneam Industrial Zone in Yokneam, Israel. The Company plans to use the leased premises in connection with the expansion of its existing Israeli corporate headquarters.

The Landlord will commence construction of the leased premises following the approval of the project’s urban building plan by local planning authorities and receipt of the required construction permits. The parties to the Addendum have the right to terminate the Addendum if the approval of the building plan and the construction permits are not obtained within certain timelines set forth in the Addendum. Subject to certain exceptions, the Landlord is required to deliver the leased premise to the Company within 24 months of the receipt of the construction permit (the “Delivery Date”). The term of the lease will begin on the Delivery Date. The lease term will expire approximately 10 years after the Delivery Date. The Company does not have an option to extend the lease term.

Subject to certain grace periods, the Company will be obligated to pay on a monthly basis NIS 51.5 for each square meter of the leased office space, NIS 42 for each square meter of leased storage space in the parking floors and NIS 350 for each leased parking space. In accordance with the terms of the Lease Agreement, the base rental rate to be paid by the Company for all space leased by the Company from the Landlord under the terms of the Lease Agreement will be subject to adjustment based on changes in the local consumer price index.

Upon an event of default, the Lease Agreement provides that the Landlord may terminate the lease and require the Company to pay the entire amount of rent that would have been payable during the remainder of the lease term. The Lease Agreement also contains other customary default provisions, representations, warranties, and covenants.

The foregoing is a summary of certain material provisions of the Lease Agreement and is qualified in its entirety by reference to the full text of the Addendum, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, and the lease agreement dated March 1, 2011, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman

	Name:	Jacob Shulman

	Title:	Chief Financial Officer